UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2016

Viking Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37355	46-1073877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12340 El Camino Real, Suite 250, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4660

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to Loan and Security Agreement

On January 22, 2016, Viking Therapeutics, Inc. (the “Company”) entered into a Second Amendment to Loan and Security Agreement (the “Loan Amendment”) with Ligand Pharmaceuticals Incorporated (“Ligand”), which amends that certain Loan and Security Agreement, dated as of May 21, 2014, by and between the Company and Ligand, as amended on April 8, 2015 (the “Original Loan Agreement”). Pursuant to the terms of the Original Loan Agreement, Ligand provided the Company with loans in an aggregate amount of $2.5 million, which are evidenced by a Secured Convertible Promissory Note issued by the Company to Ligand (the “Ligand Note”), and the Company agreed to repay Ligand an amount equal to 200% of the principal amount of the loans then-outstanding under the Ligand Note and of all accrued and previously unpaid interest thereon, in full satisfaction of the Ligand Note, upon the occurrence of one or more events. The Loan Amendment amends the Original Loan Agreement (as so amended by the Loan Amendment, the “Amended Loan Agreement”) to, among other things, (i) extend the maturity date of the loans under the Ligand Note from May 21, 2016 to May 21, 2017 (the “Maturity Date”), (ii) reduce the annual interest rate on the principal amount outstanding under the Ligand Note from 5.0% to 2.5%, and (iii) extend Ligand’s lock-up period by one year such that Ligand may not, directly or indirectly, sell or otherwise transfer or dispose of any Company securities prior to January 23, 2017. The amount payable by the Company under the Loan Amendment remains equal to 200% of the original principal amount of the loans under the Ligand Note and of all accrued and previously unpaid interest thereon.

Additionally, the Amended Loan Agreement provides that, upon the consummation of the Company’s first bona fide capital financing transaction occurring subsequent to January 22, 2016, but prior to the Maturity Date, with aggregate net proceeds to the Company of at least $2.0 million (the “Next Financing”), the Company will be required to repay $1.5 million of the Ligand Note obligation to Ligand (the “Next Financing Payment”), with at least $0.3 million of the Next Financing Payment to be paid in cash, subject to the Company’s sole and absolute discretion to pay a greater amount in cash, and the remaining amount of the Next Financing Payment that will not be paid in cash (the “Balance”) to be paid in the form of such number of shares of the Company’s equity securities that are issued in the Next Financing as is equal to the quotient obtained by dividing the Balance by the lesser of (i) the lowest price per share paid by investors in the Next Financing (the “Financing Price”), and (ii) $8.00 (subject to adjustment for stock dividends, splits, combinations or similar transactions). Notwithstanding the foregoing, the number of shares that the Company may issue to Ligand will be reduced to the extent the issuance of shares would increase Ligand’s beneficial ownership of the Company’s common stock to greater than 49.9%, and any remaining amount of the Balance would have to be paid by the Company in cash (the “Share Cap”).

Under the terms of the Amended Loan Agreement, following the consummation of the Next Financing, the Company may elect to repay any portion of the outstanding principal under the Ligand Note, plus accrued and unpaid interest thereon, by delivering a notice to Ligand (the “Additional Repayment Notice”), specifying the amount that the Company wishes to repay (the “Additional Payment Amount”). Ligand will then have five days to elect to receive the Additional Payment Amount in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock. If Ligand does not make an election within such five-day period, the Company will have the right, at its sole election and discretion, to elect the form of the Additional Payment Amount, subject to the Share Cap. To the extent that any portion of an Additional Payment Amount will be paid in shares of the Company’s common stock, the Loan Amendment provides that the number of shares issuable will be equal to the quotient obtained by dividing the portion of the Additional Payment Amount that will be paid in shares by the lesser of (i) (a) if the Company delivers the Additional Repayment Notice within 180 days of the closing of the Next Financing, the Financing Price, or (b) if the Company delivers the Additional Repayment Notice 180 days or more after the closing of the Next Financing, the volume weighted average closing price of the Company’s common stock for the 30 days prior to the date the Company delivers the Additional Repayment Notice, and (ii) $8.00 (subject to adjustment for stock dividends, splits, combinations or similar transactions).

The Loan Amendment also provides that, on or after the Maturity Date, Ligand may demand payment of the remaining amount payable under the Ligand Note (the “Remaining Balance”). In addition, the Company is permitted to, at its sole election and discretion, repay to Ligand the Remaining Balance solely in cash. However, if the Company does not elect to repay the Remaining Balance solely in cash, Ligand can set the form of payment as cash, shares of the Company’s common stock or both.

The foregoing description of certain terms contained in the Loan Amendment does not purport to be complete and is qualified in its entirety by reference to: (i) the copy of the Loan Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, (ii) the copy of the Loan and Security Agreement, dated May 21, 2014, by and between the Company and Ligand, filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2014, and (iii) the copy of the First Amendment to Loan and Security Agreement, dated as of April 8, 2015, by and between the Company and Ligand, filed as Exhibit 10.31 to the Company’s Registration Statement on Form S-1/A filed with the SEC on April 10, 2015.

Amendment to Registration Rights Agreement

On January 22, 2016, the Company also entered into a First Amendment to Registration Rights Agreement (the “Registration Rights Agreement Amendment”) with Ligand, which amends the Registration Rights Agreement, dated as of May 21, 2014, by and among the Company, Ligand and Metabasis Therapeutics, Inc., an affiliate of Ligand (the “Original Registration Rights Agreement”). Pursuant to the terms of the Original Registration Rights Agreement, the Company, among other things, granted certain registration rights to Ligand. The Registration Rights Agreement Amendment extends the deadline by which the Company must file with the SEC a Registration Statement on Form S-1 (the “Registration Statement”) covering the resale of certain Company securities held by Ligand, including the shares of the Company’s common stock issuable to Ligand under the Amended Loan Agreement, by one year from January 23, 2016 to January 23, 2017, and extends the applicable deadline for seeking to have such Registration Statement declared effective by the SEC by one year.

The foregoing description of certain terms contained in the Registration Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to: (i) the copy of the Registration Rights Agreement Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K, and (ii) the copy of the Original Registration Rights Agreement filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 1, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Second Amendment to Loan and Security Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to Loan and Security Agreement, dated as of January 22, 2016, by and between Viking Therapeutics, Inc. and Ligand Pharmaceuticals Incorporated.

10.2	First Amendment to Registration Rights Agreement, dated as of January 22, 2016, by and between Viking Therapeutics, Inc. and Ligand Pharmaceuticals Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2016	Viking Therapeutics, Inc.

	By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Second Amendment to Loan and Security Agreement, dated as of January 22, 2016, by and between Viking Therapeutics, Inc. and Ligand Pharmaceuticals Incorporated.

10.2	First Amendment to Registration Rights Agreement, dated as of January 22, 2016, by and between Viking Therapeutics, Inc. and Ligand Pharmaceuticals Incorporated.